Exhibit 10.41

PRE-HANDOVER OCCUPANCY RENTAL AGREEMENT AND AMENDMENT TO

DEVELOPMENT AGREEMENT

THIS AGREEMENT is dated as of November 25, 2009.

BETWEEN:

RITCHIE BROS. PROPERTIES LTD.

9500 Glenlyon Parkway

Burnaby, British Columbia V5J 0C6

(“RB”)

AND:

RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

9500 Glenlyon Parkway

Burnaby, British Columbia V5J 0C6

(the “Tenant”)

AND:

THE GREAT-WEST LIFE ASSURANCE COMPANY

c/o Suite 3000, 650 West Georgia Street

P.O. Box 11505

Vancouver, British Columbia V6B 4N7

(“Great-West Life”)

AND:

LONDON LIFE INSURANCE COMPANY

c/o Suite 3000, 650 West Georgia Street

P.O. Box 11505

Vancouver, British Columbia V6B 4N7

(“London Life” and together with Great-West Life, the “Owner”).

WHEREAS:

A.	Pursuant to a Development Agreement (“Development Agreement”) dated August 12, 2008 between RB and the Owner, RB is responsible for managing the development, construction and completion of the Building and associated works on the Lands which are located at 9500 Glenlyon Parkway, Burnaby, British Columbia;

B.	Pursuant to a Lease (the “Lease”) dated August 12, 2008 between the Owner as landlord and the Tenant as tenant, the Owner agreed to demise and lease to the Tenant and the Tenant agreed to lease from the Owner the Building and the Lands, commencing on the Handover Date;

C.	The Tenant is an affiliate of RB;

D.	Notwithstanding that the Handover Date has not occurred, the Tenant is in occupation of the Building and the Lands;

E.	RB, the Tenant and the Owner have agreed to enter into this Agreement to set out the terms and conditions upon which the Tenant will occupy the Building and the Lands prior to the Handover Date and the terms and conditions upon which RB will proceed with the completion of the Work; and

F.	RB and the Owner have agreed to amend the Development Agreement as set out herein.

THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Interpretation

All terms that are capitalized in this Agreement and are not otherwise defined herein will have the same defined meanings as are ascribed to such terms in the Development Agreement, or, where specifically indicated, the Lease.

2.	Occupation Term

The Tenant is permitted to occupy the Building and the Lands pursuant to the terms of this Agreement for the period commencing on August 28, 2009 and ending on the Handover Date.

3.	Compliance with the Lease

The terms and conditions of the Lease will be incorporated by reference herein and will apply mutatis mutandis to the occupation of the Building and the Lands by the Tenant under this Agreement. The Tenant and the Owner will comply with the terms and conditions of the Lease during the term of this Agreement, except to the extent that such terms and conditions are contrary to or inconsistent with the terms of this Agreement, in which case this Agreement shall apply.

4.	Occupation Rent

Upon the execution of this Agreement, the Tenant will forthwith pay to the Owner monthly occupation rent and Additional Rent (as defined in the Lease) as follows:

(a)	occupation rent of $262,093.65 for the month of September 2009;

(b)	occupation rent of $262,093.65 for the month of October 2009;

(c)	occupation rent of $336,017.50 for the month of November 2009; and

(d)	Additional Rent from August 28, 2009.

On the first day of each month from December 1, 2009 and continuing until the Handover Date, the Tenant will pay to the Owner occupation rent of $336,017.50 and Additional Rent as set out in, and in accordance with, Article 4 of the Lease. For greater certainty, the parties agree that until the Handover Date, Basic Rent (as defined in the Lease) will for the purposes of this Agreement be read as occupation rent.

The Owner and the Tenant acknowledge and agree that the occupation rent payable under this Agreement will not be subject to adjustment in accordance with section 15.2 of the Agreement of Purchase and Sale (the “Purchase Agreement”) dated May 13,2008 between the Owner and RB.

5.	Payment of Basic Rent

RB and the Owner acknowledge and agree that, notwithstanding any provision of the Lease:

(a)	no Basic Rent will be payable by the Tenant to the Owner under the Lease during the term of this Agreement;

(b)	that portion of the occupation rent paid by the Tenant to the Owner in respect of the days of the month from and including the Handover Date in the month in which Handover occurs (calculated on a per diem basis) will be deemed to be, and credited as, Basic Rent paid by the Tenant to the Owner pursuant to the Lease (the “Credited Basic Rent”); and

(c)	the Tenant will pay to the Owner on the Handover Date the difference, if any, between (i) the amount of Basic Rent payable on the Commencement Date (as defined in the Lease) adjusted in accordance with section 4.6 of the Lease and section 15.2 of the Purchase Agreement, and (ii) the amount of the Credited Basic Rent. If the amount of such difference is negative as a result of an adjustment pursuant to section 15.2 of the Purchase Agreement, the Owner will pay the amount of such difference to the Tenant on the Handover Date.

6.	Development Agreement

(a)	The Owner and RB acknowledge and agree that the acceptance provisions in Article 10 of the Development Agreement and the handover provisions in Article 11 of the Development agreement remain in full force and effect subject to subsection 5(b) and section 8 below.

(b)	With respect to Section 10.8(a)(iii) of the Development Agreement, the Owner and RB acknowledge and agree that the Tenant will be in occupation of the Building and the Lands under this Agreement at the time at which Handover occurs and such occupation will not prevent possession of the Project from being delivered to the Owner in accordance with the terms of the Development Agreement.

7.	RB’s Covenants

RB covenants with the Owner to continue to diligently perform the Work and complete the Project in accordance with:

(a)	the terms and conditions of the Development Agreement, as amended by section 8 below; and

(b)	the timetable as set out in Schedule A.

8.	Amendments to Development Agreement

The Owner and RB acknowledge and agree that the Development Agreement is amended as follows:

(a)	section 1.1(x) is deleted in its entirety and replaced with the following:

“(x)	“Handover Date” means 10:00 am (Vancouver time) on the date which is ten (10) Business Days after the issuance of the Acceptance by the Owner in accordance with section 10.6;”;

(b)	section 1.1(gg) is deleted in its entirety and replaced with the following:

“(gg)	“Outside Completion Date” means, subject only to a Permitted Excuse, February 28, 2010;”;

(c)	section l.l(hh) is deleted in its entirety and replaced with the following:

“(hh)	“Outside Handover Date” means, subject only to a Permitted Excuse, May 7,2010;”; and

(d)	section 1.1(ddd) is deleted in its entirety and replaced with the following:

“(ddd)	“Totally Completed” means the sufficient completion of the Project such that:

(i)	RB considers that the Project is ready for Acceptance in accordance with Article 10 hereof;

(ii)	the Building is ready for use for the purposes for which it was built; and

(iii)	the final certificate of payment to be issued in accordance with the CCDC2 has been so issued,

and “Total Completion” will have the meaning that is correlative to the foregoing;”.

9.	Termination

This Agreement, other than sections 5 and 8 hereof, will terminate upon the Handover Date.

10.	Entire Agreement

This Agreement contains all of the terms and conditions of the agreement between the parties hereto relating to matters herein provided and supersedes all previous agreements or representations of any kind, written or verbal, made by anyone in reference thereto, except as specifically provided herein.

11.	Schedule

Schedule A attached to this Agreement forms a part of this Agreement.

12.	Amendments

This Agreement will not be modified or amended in any way except in writing signed by all parties hereto.

13.	Severability

If any provision of this Agreement is or becomes illegal or unenforceable, it will during such period that it is illegal or unenforceable be considered separate and severable from the remaining provisions of this Agreement which will remain in force and be binding as though the said provision had never been included.

14.	Assignment

This Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties hereto.

15.	Binding Effect

This Agreement will bind and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

16.	Governing Law

This Agreement will be governed by the laws applicable in the Province of British Columbia and the courts of the Province of British Columbia will have exclusive jurisdiction to entertain and determine all disputes and claims, whether for specific performance, injunction, declaration or otherwise arising out of or in any way connected with the construction, breach, or threatened breach of this Agreement.

17.	Headings for Convenience Only

The division of this Agreement into sections, subsections and paragraphs and the insertion of headings is for the convenience of reference only and will not affect the construction or interpretation of this Agreement.

18.	Currency

All sums of money expressed herein are in the lawful currency of Canada. 19. Time of the Essence Time is of the essence of this Agreement.

19.	Time of the Essence

Time is of the essence of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

RITCHIE BROS. PROPERTIES LTD.
by its authorized signatory:

/s/ Darren Watt
Name:	DARREN WATT

RITCHIE BROS. AUCTIONEERS
(CANADA) LTD.
by its authorized signatory:

/s/ Darren Watt
Name:	DARREN WATT

THE GREAT-WEST LIFE ASSURANCE
COMPANY
by its authorized signatories:

/s/ Murray Wilks
Name:	MURRAY WILKS

Name:

LONDON LIFE INSURANCE COMPANY
by its authorized signatories:

/s/ Murray Wilks
Name:	MURRAY WILKS

Name:

SCHEDULE A